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                                                                  EXHIBIT 23(b)

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     As independent petroleum engineers, we hereby consent to the use of our name in the Annual Report on Form 10-K for the year ended December 31, 1998. We further consent to the inclusion of our estimate of reserves and present value of future net reserves in such Annual Report.


                                             /s/ RYDER SCOTT COMPANY

                                             RYDER SCOTT COMPANY
                                             PETROLEUM ENGINEERS


Houston, Texas
February 25, 1999